Exhibit 99.1

News Release

SM ENERGY CLOSES MERGER WITH CIVITAS RESOURCES

Company schedules conference call to discuss fourth quarter and full-year 2025 results and 2026 outlook

DENVER, Jan. 30, 2026 - SM Energy Company (“SM Energy” or the “Company”) (NYSE: SM) announced today the closing of its all-stock merger with Civitas Resources, Inc. (“Civitas”) (NYSE: CIVI) (the “Transaction”). The Transaction was approved by stockholders of both companies at special meetings held on January 27, 2026. The combined company continues to trade under the ticker symbol “SM” and will retain the name SM Energy Company.

As previously announced, upon the closing of the Transaction, Beth McDonald was appointed President and Chief Executive Officer and joined the Company’s Board of Directors (the “Board”), and Blake McKenna was appointed Executive Vice President and Chief Operating Officer. Additionally, the Company’s Board was increased to 11 members, comprising six representatives from SM Energy and five from Civitas. Julio Quintana remains Non-Executive Chairman of the Board. Other members of the Board include Bart Brookman, Morris Clark, Carrie Fox, Billy Helms, Beth McDonald, Ramey Peru, Rose Robeson, Wouter van Kempen, Ashwin Venkatraman, and Howard Willard III. Board member biographies are available on the Company’s website at https://www.sm-energy.com/about-us/leadership.

SM Energy President and Chief Executive Officer Beth McDonald commented: “Today’s close marks the start of our work together as one SM, a top 10 U.S. independent oil-focused producer, with a larger, complementary footprint across the highest-return U.S. shale basins—including a premier Permian position. We are focused on effectively integrating the two companies to unlock additional free cash flow by achieving our previously announced annual synergy target of $200 to $300 million and executing our previously announced divestiture target of at least $1.0 billion over the next year. We expect these steps to further strengthen our balance sheet, accelerate our return of capital to stockholders, and drive considerable upside in our equity. We look forward to sharing our 2026 operating plan and our updated return of capital framework on our upcoming conference call in late February.”

FOURTH QUARTER AND FULL YEAR 2025 RESULTS AND 2026 OUTLOOK CONFERENCE CALL

The Company plans to report its fourth quarter and full year 2025 financial and operational results and its 2026 outlook after market close on February 25, 2026. Information will be posted to the Company’s website at https://www.sm-energy.com/investors. A conference call is scheduled for 8 a.m. MT / 10 a.m. ET, February 26, 2026. This call will be accessible via:

•	Webcast (available live and for replay) - on the Company’s website at https://www.sm-energy.com/investors (replay accessible approximately one hour after the live call); or

•	Telephone - join the live conference call by registering at: SM Energy 4Q 2025 Earnings Call Registration. Dial-in for domestic toll free/International is 877-407-6050 / +1 201-689-8022.

ABOUT SM ENERGY

SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and NGLs in Colorado, New Mexico, Texas and Utah. SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit www.sm-energy.com.

FORWARD LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included in this press release that address events or developments that SM Energy expects, believes, or anticipates will or may occur in the future are forward-looking statements. The words “intend,” “expect,” “target,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this press release include, but are not limited to, the size of the Company and the size and quality of the Company’s assets; the Company’s plans for integration; the Company’s projections with respect to certain operational and financial metrics, including free cash flow and annual synergies; the Company’s plans to execute on its divestiture target within the next year; the Company’s plans to strengthen its balance sheet, accelerate its return of capital program, and drive upside in its stock price; and expected timing of fourth quarter and full year 2025 reporting. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. These include the ability to successfully integrate the businesses, risks related to disruption of management time from ongoing business operations, the risk that any announcements relating to the Transaction could have adverse effects on the market price of SM Energy’s common stock, the risk that the Transaction could distract management and the Company will incur substantial costs, the risk that problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected, the risk that the combined company may be unable to achieve synergies or divestiture targets, or that it may take longer than expected to achieve those synergies and divestiture targets, and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond SM Energy’s control, including those detailed in SM Energy’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are available on its website at www.sm-energy.com/investors and on the U.S. Securities and Exchange Commission’s website at www.sec.gov. All forward-looking statements are based on assumptions that SM Energy believes to be reasonable but that may not prove to be accurate. Such forward-looking statements are based on assumptions and analyses made by SM Energy in light of its perceptions of current conditions, expected future developments, and other factors that SM Energy believes are appropriate under the circumstances. These statements are subject to a number of known and unknown risks and uncertainties. Forward-looking statements are not guarantees of future performance and actual events may be materially different from those expressed or implied in the forward-looking statements. The forward-looking statements in this press release speak as of the date of this press release.

INVESTOR CONTACT

Patrick Lytle, plytle@sm-energy.com, 303-864-2502

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